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EXHIBIT 2
                                THOMAS C. MOCERI
                                26472 VIA DEL SOL
                         MISSION VIEJO, CALIFORNIA 92691




                               September 11, 1996



Board of Directors
Scientific NRG, Incorporated
d/b/a Scientific Component Systems
2651 Dow Avenue
Tustin, CA 92680

         Re: Resignation as an Officer and Director of the Company

Gentlemen:

         I hereby resign as Chief Financial Officer and a Director of Scientific NRG, Incorporated (the "Company") to be effective as of the date hereof. My resignation is not because of any disagreement with management of the Company relating to the Company's operations, policies, or practices, but due to personal demands and my desire to pursue certain other opportunities.


                                                     Sincerely yours,


                                                     /s/ Thomas C. Moceri
                                                     --------------------
                                                     Thomas C. Moceri